SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                             January 25, 1998
                    (Date of earliest event reported)

                      Digital Equipment Corporation
          (Exact name of Registrant as specified in its charter)

Massachusetts                    1-5296              04-2226590
  (State of                    (Commission         (IRS Employer
Incorporation)                 File No.)           Identification No.)


            111 Powdermill Road, Maynard, Massachusetts      01754
       (Address of principal executive offices, including   zip code)

                              (978) 493-5111
           (Registrant's telephone number, including area code)



                     INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

On January 25, 1998, Digital Equipment Corporation, a Massachusetts corporation (the "Digital"), and Compaq Computer Corporation, a Delaware corporation ("Compaq"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, a newly formed wholly-owned subsidiary of Compaq will be merged (the "Merger") with and into Digital, and as a result of the Merger, Digital will become a wholly-owned subsidiary of Compaq. At the Effective Time (as defined in the Merger Agreement) of the Merger, (x) each issued and outstanding share of common stock, par value $1.00 per share, of Digital (the "Digital Common Stock"), together with the Rights (as defined in the Merger Agreement) attached thereto, will (other than shares held by Digital as treasury stock, owned by Compaq or any of its subsidiaries, or held by dissenting stockholders of Digital) be converted into the right to receive (i) 0.945 shares of common stock, par value $0.01 per share, of Compaq and (ii) $30.00 in cash, and (y) each issued and outstanding share of Series A 8-7/8% Cumulative Preferred Stock, par value $1.00 per share, of Digital (the "Digital Preferred Stock"), will (other than shares held by Digital as treasury stock, owned by Compaq or any of its subsidiaries, or held by dissenting stockholders of Digital), subject to the following sentence, be converted (the "Preferred Stock Conversion") into the right to receive one share of Series A Cumulative Preferred Stock of Compaq, which will have the same rights, privileges and preferences with respect to Compaq as the Digital Preferred Stock has with respect to Digital, and will have the same terms as those contained in Digital's Restated Articles of Organization, as amended and currently in effect, except that the issuer will be Compaq and the par value will be $0.01 per share. In the event that the Preferred Stock Conversion is not approved by the holders of Digital Preferred Stock, the Digital Preferred Stock will remain issued and outstanding after the Merger as Digital Preferred Stock.

On January 26, 1998, Digital issued a press release which is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

        (c)  Exhibits.

             Exhibit 99 -  Press Release of Digital Equipment
                           Corporation dated January 26, 1998.


                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         DIGITAL EQUIPMENT CORPORATION



                         By: /s/ Robert B. Palmer
                             Robert B. Palmer
                             Chairman of the Board, President
                             and Chief Executive Officer


Dated:  January 29, 1998



                                   EXHIBIT INDEX


Exhibit No.    Description

   99 Press Release of Digital Equipment Corporation dated January 26, 1998.